Exhibit 10.5

FORM OF AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

Dated as of             , 2016

THE PARTNERSHIP INTERESTS ISSUED PURSUANT TO THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH PARTNERSHIP INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

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FORM OF AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of [●], 2016, is entered into by and among MGM Growth Properties OP GP LLC, a Delaware limited liability company as the General Partner, MGM Growth Properties LLC, a Delaware limited liability company (“MGP”), and the other Persons listed as Limited Partners on Exhibit A attached hereto, together with MGP, as Limited Partners (together with any other Persons who become Partners in the Partnership as provided herein).

WHEREAS, the Partnership was formed as a limited partnership under the laws of the State of Delaware pursuant to the Certificate;

WHEREAS, the original partners of the Partnership entered into that certain Agreement of Limited Partnership of the Partnership, dated as of January 6, 2016 (the “Original Agreement”);

WHEREAS, the Partners, with the consent of the partners of the Partnership existing immediately prior to the date hereof, desire to amend and restate, and do hereby amend and restate, the Original Agreement in its entirety pursuant to the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINED TERMS

Section 1.1	Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.

“Adjustment Date” means, with respect to any Capital Contribution, the close of business on the Business Day last preceding the date of the Capital Contribution, provided, that if such Capital Contribution is being made by MGP in respect of the proceeds from the issuance of REIT Common Shares (or the issuance of MGP’s securities exercisable for, convertible into or exchangeable for REIT Common Shares), then the Adjustment Date shall be as of the close of business on the Business Day immediately preceding the date of the issuance of such securities.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be further amended or restated from time to time.

“Appraisal” means, with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; provided, that such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.

“Capital Account” shall have the meaning set forth in Section 4.6.A.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Partnership Units held by such Partner (net of Liabilities secured by such property which the Partnership assumes or takes subject to). The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the non-cash Capital Contributions as of the date of contribution are set forth on Exhibit A, as it may be amended or restated from time to time.

“Cash Amount” means, with respect to any Common Units subject to a Redemption, an amount of cash equal to the Deemed Value of a Partner’s Interest attributable to such Common Units.

“Certificate” means that certain Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware on January 6, 2016 (as corrected by that certain Certificate of Correction of Certificate of Limited Partnership filed with the office of the Secretary of State of the State of Delaware on January 12, 2016), as amended from time to time in accordance with the terms hereof and the Act.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Unit” means a Partnership Unit representing a Partnership Interest that is without preference as to distributions and allocations or rights upon voluntary or involuntary liquidation, dissolution or winding up.

“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Consolidated State Tax Return” shall have the meaning set forth in Section 10.4.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

“Conversion Factor” means 1.0; provided, that in the event that:

(i) MGP (a) declares or pays a dividend on its outstanding REIT Class A Shares wholly or partly in REIT Class A Shares or makes a distribution to all holders of its outstanding REIT Class A Shares wholly or partly in REIT Class A Shares; (b) splits or subdivides its outstanding REIT Class A Shares or (c) effects a reverse stock split or otherwise combines or reclassifies its outstanding REIT Class A Shares into a smaller number of REIT Class A Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, (I) the numerator of which shall be the number of REIT Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purpose that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time), and (II) the denominator of which shall be the actual number of REIT Class A Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) MGP distributes any rights, options or warrants to all holders of its REIT Class A Shares to subscribe for or to purchase or to otherwise acquire REIT Class A Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Class A Shares) at a price per share less than the Fair Market Value of a REIT Class A Share on the record date for such distribution (each, a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction (a) the numerator of which shall be the number of REIT Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Class A Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction, (I) the numerator of which is the minimum aggregate purchase price under such Distributed Rights of the maximum number of REIT Class A Shares purchasable under such Distributed Rights and (II) the denominator of which is the Fair Market Value of a REIT Class A Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Conversion Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the date such Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of REIT Class A Shares or any change in the minimum aggregate purchase price for the purposes of the above fraction; and

(iii) MGP shall, by dividend or otherwise, distribute to all holders of its REIT Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by MGP or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Conversion Factor shall be adjusted to equal the amount determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction, (a) the numerator of which shall be such Fair Market Value of a REIT Class A Share on the date fixed for such determination and (b) the denominator of which shall be the Fair Market Value of a REIT Class A Share on the date fixed for such determination less the then fair market value (as reasonably determined by the General Partner) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Class A Share.

Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event (or, if later, the date such Distributed Rights become exercisable). If, however, the General Partner received a Notice of Redemption after the record date, if any, but prior to the effective date of such event, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such event.

Notwithstanding the foregoing, the Conversion Factor shall not be adjusted in connection with an event described in clauses (i) or (ii) above if, in connection with such event, the Partnership makes a distribution of cash, Partnership Units, REIT Class A Shares and/or rights, options or warrants to acquire Partnership Units and/or REIT Class A Shares with respect to all applicable Common Units or effects a reverse split of, or otherwise combines, the Common Units, as applicable, that is comparable as a whole in all material respects with such event.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect to reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Deemed Value of a Partner’s Interest” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner’s Percentage Interest of such class.

“Deemed Value of the Partnership Interests” means, as of any date with respect to any class or series of Partnership Interests, the total number of REIT Shares corresponding to such class or series of Partnership Interests (as provided for in Sections 4.1 and 4.3) issued and outstanding as of the close of business on such date (excluding any treasury shares) multiplied by the Fair Market Value of a share of such REIT Shares on such date, divided by the Percentage Interest of MGP.

“Depreciation” means, for each Partnership Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable under the Code with respect to a Partnership asset for such year or other period, except that if the Gross Asset Value of a Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributed Right” has the meaning set forth in the definition of “Conversion Factor.”

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Partnership or MGP, including the Plan.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Excess Units” means Tendered Units, the issuance of REIT Common Shares in exchange for which would result in a violation of the restrictions on ownership and transfer of REIT Common Shares set forth in the MGP LLC Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Fair Market Value” means, with respect to any REIT Share, the average of the daily market price for the ten (10) consecutive Trading Days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such Trading Day shall be (i) if such shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if such shares are not listed or admitted to trading on any securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting reasonably and in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable upon a Capital Contribution funded by an underwritten public offering of REIT Shares, the Fair Market Value of such shares shall be the public offering price per share of such class of REIT Shares sold.

“Flow Through Entity” shall have the meaning set forth in Section 2.6.

“Funding Notice” shall have the meaning set forth in Section 4.3.B.

“General Partner” means MGM Growth Properties OP GP LLC or its successor in accordance with the terms of this Agreement as general partner of the Partnership.

“General Partner Interest” means the Partnership Interest held by the General Partner in its capacity as General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of any type of Partnership Units.

“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:

(i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner; provided, that if the contributing Partner and the General Partner cannot agree on such determination, such determination shall be made by Appraisal.

(ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, immediately prior to the following events:

(a)	a Capital Contribution (other than a de minimis Capital Contribution, within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5)(i)) to the Partnership by a new or existing Partner as consideration for Partnership Units, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(b)	the distribution by the Partnership to a Partner of more than a de minimis amount (within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f)(5)(i)) of Partnership property as consideration for the redemption of Partnership Units, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(c)	the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(d)	at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(iii) The Gross Asset Value of Partnership assets distributed to any Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

(iv) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (i) or (ii), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Group Member” means a member of the Partnership Group.

“Incapacity” or “Incapacitated” means, (i) as to any natural person that is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation that is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership that is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate that is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (a) any General Partner, (b) any Person who is or was an Affiliate of the General Partner, (c) any Person who is or was a manager, managing member, officer, director, agent, tax matters partner, partnership representative (or similar), fiduciary or trustee of any Group Member, a General Partner or any of their respective Affiliates, (d) any Group Member or any Affiliate of any Group Member, (e) any Person who is or was serving at the request of the General Partner or any of its Affiliates as a manager, managing member, officer, director, agent, tax matters partner, partnership representative (or similar), fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) MGM and its Affiliates and (g) any Person that the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“IRS” means the U.S. Internal Revenue Service.

“Landlord” shall have the meaning set forth in Section 8.6.H.

“Lead Tendering Partner” shall have the meaning set forth in Section 8.6.G(3)(b).

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Limited Partner” means any Person named as a Limited Partner on Exhibit A, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partnership Interest may be expressed as a number of Partnership Units.

“Liquidating Event” shall have the meaning set forth in Section 13.1.

“Liquidator” shall have the meaning set forth in Section 13.2.A.

“Majority in Interest of the Limited Partners” means Limited Partners holding, in the aggregate, Percentage Interests of Limited Partnership Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of Limited Partnership Interests held by all Limited Partners.

“Master Lease” shall have the meaning set forth in Section 8.6.H.

“MGM” means MGM Resorts International, a Delaware corporation.

“MGP” shall have the meaning set forth in the preamble.

“MGP LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of MGP, as may be further amended or restated from time to time.

“Minimum Gain” means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such Liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed.

“Net Income” or “Net Loss” means, for each Partnership Year, an amount equal to the Partnership’s taxable income or loss for such Partnership Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:

(i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(ii) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(iii) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) or (iii) of the definition of “Gross Asset Value” herein, the amount of such adjustments shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income and Net Loss;

(iv) Any items that are specially allocated pursuant to Sections 6.3 and 6.4 shall not be taken into account in computing Net Income or Net Loss; and

(v) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be deducted in calculating such taxable income or loss.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares, excluding grants under any Stock Plan, or (ii) any Debt issued by MGP that provides any of the rights described in clause (i).

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Offered Shares” shall have the meaning set forth in Section 8.6.G(1)(a).

“Offering Units” shall have the meaning set forth in Section 8.6.G(1)(a).

“Optionee” means a Person to whom a stock option is granted under any Stock Plan.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner(s) and the Limited Partners.

“Partner Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partner Nonrecourse Deduction” shall have the meaning set forth in Regulations Section 1.704-2(i)(1) and (2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Employee” means an employee or other service provider of the Partnership or of a Subsidiary of the Partnership, if any, acting in such capacity.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an ownership interest in the Partnership of either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests as provided in Section 4.3. A Partnership Interest may be expressed as a number of Partnership Units. Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether of a Limited Partner or a General Partner) shall be of the same class or series.

“Partnership Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2).

“Partnership Record Date” means the record date established by the General Partner for the distribution of available cash with respect to Partnership Interests that are not entitled to any preference in distribution pursuant to Section 5.1, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Partnership Unit” means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1, 4.3, and 4.4. The ownership of Partnership Units may be (but is not required to be) evidenced by a certificate for units substantially in the form of Exhibit C hereto or as the General Partner may otherwise determine with respect to any class of Partnership Units issued from time to time under Sections 4.1, 4.3, and 4.4.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class then outstanding as specified on Exhibit A, as such Exhibit may be amended from time to time. If the Partnership issues more than one class or series of Partnership Interests, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.3.C.

“Permitted Transfer” means a Transfer by a Limited Partner of a Partnership Interest to MGM or any of its controlled Affiliates.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“Plan” means that certain MGM Growth Properties LLC 2016 Omnibus Incentive Plan.

“Properties” means such interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in joint ventures, interests in mortgages and Debt instruments, as the Partnership may hold directly or indirectly from time to time.

“Redemption” shall have the meaning set forth in Section 8.6.A.

“Regulations” means the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 6.3.F.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“REIT Class A Share” means a Class A Common Share as such term is defined in the MGP LLC Agreement.

“REIT Common Share” means a Common Share as such term is defined in the MGP LLC Agreement.

“REIT Requirements” shall have the meaning set forth in Section 5.1.B.

“REIT Share” means a Share as such term is defined in the MGP LLC Agreement.

“REIT Shares Amount” means, as of any date, an aggregate number of REIT Class A Shares equal to the number of Tendered Units or Repurchased REIT Common Shares, as applicable, multiplied by the Conversion Factor.

“REIT Shares Election” shall have the meaning set forth in Section 8.6.B.

“Repurchased REIT Shares” shall have the meaning set forth in the Section 7.5.C.

“Safe Harbors” shall have the meaning set forth in Section 11.4.E.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Separate Return Taxable Income” shall have the meaning set forth in Section 10.4.

“Single Funding Notice” shall have the meaning set forth in Section 8.6.G(1)(b).

“Specified Redemption Date” means the day of receipt by the General Partner of a Notice of Redemption; provided that if the conflicts committee of the board of directors of MGP causes MGP to elect a Stock Offering Funding pursuant to Section 8.6.G, such Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Stock Offering Funding.

“Stock Offering Funding” shall have the meaning set forth in Section 8.6.G(1)(a).

“Stock Plan” means any share incentive, share option, share ownership or employee benefits plan of MGP.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which 50% or more of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner of the Partnership pursuant to Section 11.2.

“Tax Adjustment” shall have the meaning set forth in Section 10.4.

“Tax Matters Representative” shall have the meaning set forth in Section 10.2.A.

“Tenant” shall have the meaning set forth in Section 8.6.H.

“Tendered Units” shall have the meaning set forth in Section 8.6.A.

“Tendering Partner” shall have the meaning set forth in Section 8.6.A.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Termination Transaction” shall have the meaning set forth in Section 11.5.A.

“Trading Day” means, if REIT Shares are listed or admitted to trading on any securities exchange, any day on which such shares are traded on such securities exchange (or, if there are more than one such exchange, the principal such exchange) or (ii) if such shares are not listed or admitted to trading on any securities exchange, any date for which sales prices or closing bid and asked prices (or, if they are not available, high bid and low asked prices) are reported by a reliable quotation source designated by MGP.

“Transfer” shall have the meaning set forth in Section 11.1.

“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member or General Partner or any of their respective Affiliates and (d) any Person that the General Partner designates as an “Unrestricted Person” for purposes of this Agreement.

“Vesting Date” has the meaning set forth in Section 4.4.C(2)

ARTICLE 2

ORGANIZATIONAL MATTERS

Section 2.1	Organization

The Partnership is a limited partnership formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2	Name

The name of the Partnership is MGM Growth Properties Operating Partnership LP. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3	Resident Agent; Principal Office

The registered agent of the Partnership for service of process in the State of Delaware and the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The General Partner may from time to time designate in its sole and absolute discretion another registered agent or another location for the registered office or principal place of business, and shall provide the Limited Partners with notice of such change in the next regular communication to the Limited Partners. The principal office of the Partnership shall be located at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89109 or at such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4	Power of Attorney

A. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator and the authorized officers and attorneys-in-fact of each of the foregoing, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited Liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles 11, 12 or 13 or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee or the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or any Liquidator, as the case may be, may reasonably deem necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.5	Term

The term of the Partnership shall be perpetual unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6	Number of Partners

Without the consent of the General Partner, which may be given or withheld in its sole discretion, the Partnership shall not at any time have more than 100 partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company (that is treated as a partnership for federal income tax purposes), S corporation or grantor trust (such entity, a “Flow Through Entity”), but only if substantially all of the value of such person’s interest in the Flow Through Entity is attributable to the Flow Through Entity’s interest (direct or indirect) in the Partnership).

Section 2.7	Partnership Interests are Securities

All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3

PURPOSE

Section 3.1	Purpose and Business

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner, in its sole discretion, and that lawfully may be conducted by a limited partnership organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to any Subsidiary or Affiliate, provided, however, that such business shall be limited to and conducted in such a manner as to permit MGP at all times to be classified as a REIT for federal income tax purposes, unless the board of directors of MGP shall have determined that it is no longer in the best interests of MGP to attempt to, or continue to, qualify as a REIT. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Partnership of any business, free of any duty or obligation whatsoever to the Partnership or any Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity. Without limiting MGP’s right, in its sole discretion, to cease to qualify as a REIT, the Partners acknowledge that MGP’s continued qualification as a REIT and the avoidance of income and excise taxes on MGP inure to the benefit of all the Partners and not only MGP. Notwithstanding anything to the contrary in this Agreement, the General Partner shall be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code.

Section 3.2	Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, would be reasonably likely to (i) adversely affect the ability of MGP to continue to qualify as a REIT, (ii) subject MGP to any additional taxes under Section 857 or Section 4981 of the Code or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over MGP or its securities or the Partnership or any of its Subsidiaries, unless any such action (or inaction) under clause (i), (ii) or (iii) shall have been specifically consented to by MGP in writing.

Section 3.3	Partnership Only for Purposes Specified

The Partnership shall be a partnership only for the purposes specified in Section 3.1, and this Agreement shall not be deemed to create a company, venture or partnership among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution or delivery of this Agreement by such Partner, except as to those responsibilities, Liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4	Representations and Warranties by the Parties

A. Each Partner that is a natural person represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B. Each Partner that is not a natural person represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), member(s), beneficiaries, directors and/or shareholder(s), as the case may be, as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter or bylaws, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees, members, directors or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries, members, directors or shareholders, as the case may be, is or are subject, and (iii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C. Each Partner represents, warrants and agrees that (i) it is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act, (ii) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment.

D. The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C shall survive the execution and delivery of this Agreement by each Partner and the dissolution, liquidation, termination and winding up of the Partnership.

E. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership, MGP or any other Person have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied, and no representation or warranty of any kind or nature has been made by any Partner or any employee or representative or Affiliate of any Partner with respect thereto.

F. Each Partner hereby acknowledges that, except for any express representations, warranties and covenants of the General Partner or the Partnership contained in this Agreement, no Partner has relied upon nor will any Partner rely upon, either directly or indirectly, any representation or warranty of the General Partner or the Partnership or any other Partner or any of their respective agents, and each Partner acknowledges that no such representations have been made. Each Partner represents that it is a knowledgeable, experienced and sophisticated investor and that it is relying solely on its own expertise and that of such Partner’s consultants in acquiring a Partnership Interest and thereby an interest in the Properties from time to time acquired by the Partnership. Except for the express representations, warranties and covenants of the General Partner or the Partnership contained in this Agreement, each Partner is relying solely upon its own independent inspection, investigation and analysis as it deems necessary or appropriate, including, without limitation, an analysis of any and all matters concerning the condition of the Properties and their suitability for the Partnership’s intended purposes, and a review of all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Properties. Each Partner assumes the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by any Partner’s inspections and investigations. Each Partner acknowledges and agrees that such Partner is acquiring its Partnership Interest “AS-IS, WHERE-IS” and “WITH ALL FAULTS.” Neither the General Partner nor the Partnership is liable or bound in any manner by any oral or written statements, representations, or information furnished by any broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Each Partner has fully reviewed the disclaimers and waivers set forth in this Agreement with its counsel and understands the significance and effect thereof. Each Partner acknowledges and agrees that the disclaimers and other agreements set forth in this Agreement are an integral part of this Agreement and that the General Partner would not have entered into this Agreement without this disclaimer and other agreements set forth in this Agreement.

G. Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C above as applicable to any Partner; provided, that such representations and warranties, as modified, shall be set forth in a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4

CAPITAL CONTRIBUTIONS

Section 4.1	Capital Contributions of the Partners

At the time of their respective execution of this Agreement, the Partners shall make Capital Contributions as set forth on Exhibit A. The Partners shall own Partnership Units of the class or series and in the amounts and Percentage Interests set forth on Exhibit A, which Exhibit A shall be adjusted from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events. Except as required by law or as otherwise provided in Sections 4.3 and 4.4, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, such Partnership Interests shall be Common Units and the class or series of REIT Shares corresponding thereto shall be REIT Class A Shares.

Section 4.2	Loans by Third Parties

The Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any acquisition of Properties) upon such terms as the General Partner determines appropriate; provided, that the Partnership shall not incur any Debt that is recourse to any Partner, except to the extent otherwise agreed to by the applicable Partner in its sole discretion.

Section 4.3	Additional Funding and Capital Contributions

A. General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Properties, redemption of Partnership Units or any other purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, from (i) outside borrowings (subject to Section 4.2), (ii) MGP or any of its Affiliates or (iii) additional Capital Contributions (subject to this Section 4.3).

B. Funding Notice. The General Partner shall give written notice (the “Funding Notice”) to the Limited Partners of the need for Additional Funds and the anticipated source(s) thereof.

C. Issuance of Additional Partnership Interests. Upon delivery of a Funding Notice, the General Partner may raise all or any portion of the Additional Funds by accepting additional Capital Contributions. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Common Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to then-existing Limited Partnership Interests, all as shall be determined by the General Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to such class or series of Partnership Interests, (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, that this Agreement shall be amended to the extent necessary to reflect the terms of any such Partnership Interests in one or more classes, or one or more series of any of such classes, including such designations, preferences and relative, participating, optional or other special rights, powers and duties, at the time of the issuance of additional Partnership Interests.

D. Issuance of REIT Common Shares or Other Securities by MGP. MGP may not issue any additional REIT Common Shares (other than REIT Common Shares issued pursuant to Section 8.6 or pursuant to a dividend or distribution (including any share split) of REIT Common Shares to all of its shareholders that would result in an adjustment to the Conversion Factor in accordance with its terms), other REIT Shares or New Securities unless (i)

the General Partner causes the Partnership to issue to MGP, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Common Shares, other REIT Shares or New Securities being issued and (ii) MGP makes a Capital Contribution of the net proceeds from the issuance of such additional REIT Common Shares, other REIT Shares or New Securities, as the case may be, and from the exercise of the rights contained in such additional New Securities, as the case may be; provided, that MGP may use a portion of the proceeds received from such issuance to acquire other assets (provided, that such other assets are contributed to the Partnership pursuant to the terms of this Agreement). Without limiting the foregoing, MGP is expressly authorized to issue REIT Common Shares, other REIT Shares or New Securities for no tangible value or for less than fair market value, and the General Partner is expressly authorized to cause the Partnership to issue to MGP corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership, and (y) MGP contributes all proceeds, if any, from such issuance and exercise to the Partnership.

E. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest related thereto shall be equal to a fraction, (i) the numerator of which is equal to the amount of such additional Capital Contribution as of the Adjustment Date and (ii) the denominator of which is equal to the sum of (a) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (b) the aggregate amount of additional Capital Contributions contributed to the Partnership on such Adjustment Date in respect of such class or series of Partnership Interests. The Percentage Interest of each other Partner holding Partnership Interests of such class or series not making a full pro rata Capital Contribution (without implying any right to make such a pro rata Capital Contribution) shall be adjusted to equal a fraction, (I) the numerator of which is equal to the sum of (x) the Deemed Value of a Partner’s Interest of such Limited Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (y) the amount of additional Capital Contributions made by such Partner to the Partnership in respect of such class or series of Partnership Interests as of such Adjustment Date and (II) the denominator of which is equal to the sum of (1) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (2) the aggregate amount of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in respect of such class or series; provided, however, that solely for purposes of calculating a Partner’s Percentage Interest pursuant to this Section 4.3.E, cash Capital Contributions by MGP will be deemed to equal the actual cash contributed by MGP net, in the case of cash contributions funded by an offering of any REIT Shares, of any offering costs attributable to the cash contributed to the Partnership. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted.

F. In the event that the actual proceeds received by MGP in connection with any issuance of additional REIT Common Shares, other REIT Shares or New Securities are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid in connection with such issuance, then, except as provided in Section 7.4, MGP shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by MGP (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4.B). In the case of the issuance of REIT Common Shares by MGP in any offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed, for purposes of determining the number of additional Common Units issuable upon a Capital Contribution funded by the net proceeds thereof consistently with the immediately preceding sentence, any discount from the then current market price of REIT Common Shares shall be disregarded such that an equal number of Common Units can be issued to MGP as the number of REIT Common Shares sold by MGP in such offering. In the case of issuances of REIT Common Shares, other capital stock of MGP or New Securities pursuant to any Stock Plan at a discount from fair market value or for no value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4.B and, as a result, MGP shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the sum of any net proceeds of such issuance plus the amount of such expense.

G. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.3, the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers, and duties associated therewith.

H. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner or MGP from adopting, modifying or terminating Stock Plans for the benefit of employees, directors or other business associates of the General Partner, MGP, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such Stock Plan is adopted, modified or terminated by the General Partner or MGP, amendments to this Agreement may become necessary or advisable and that any such amendments requested by the General Partner or MGP shall not require any Consent or approval by the Limited Partners.

I. Except as provided in Section 7.3.C(2), it is the intention of the Partners that at all times each Common Unit shall be equivalent in value to each Class A REIT Share and the definition of Conversion Factor is intended to achieve such result. If at any time the application of the Conversion Factor would work an unfair or unintended result taking into account the intention of the Partners, then the General Partner shall revise the definition of Conversion Factor so as to give effect to the intention of the Partners.

Section 4.4	Stock Plans and Equity Plans

A. Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Stock Plan, a stock option granted for REIT Common Shares to a Person other than a Partnership Employee is duly exercised:

(1) MGP shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to MGP by such exercising party in connection with the exercise of such stock option.

(2) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1), MGP shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Limited Partner Interest (expressed in and as additional Common Units), an amount equal to the Fair Market Value of a REIT Class A Share as of the date of exercise multiplied by the number of REIT Common Shares then being issued in connection with the exercise of such stock option.

(3) An equitable Percentage Interest adjustment shall be made in which MGP shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2).

B. Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Stock Plan, a stock option granted for REIT Common Shares to a Partnership Employee is duly exercised:

(1) MGP shall sell to the Optionee, and the Optionee shall purchase from MGP, for a cash price per share equal to the Fair Market Value of a REIT Class A Share at the time of the exercise, the number of REIT Common Shares equal to (a) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (b) the Fair Market Value of a REIT Class A Share at the time of such exercise.

(2) MGP shall sell to the Partnership (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, MGP shall sell to such Subsidiary of the Partnership), and the Partnership (or such Subsidiary, as applicable) shall purchase from MGP, a number of REIT Common Shares equal to (a) the number of REIT Common Shares as to which such stock option is being exercised less (b) the number of REIT Common Shares sold pursuant to Section 4.4.B(1). The purchase price per REIT Common Share for such sale of REIT Common Shares to the Partnership (or such subsidiary) shall be the Fair Market Value as of the date of exercise of such stock option.

(3) The Partnership shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, such Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Common Shares described in Section 4.4.B(2).

(4) MGP shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by MGP in connection with the exercise of such stock option. An equitable Percentage Interest adjustment shall be made as a result of such contribution.

C. Restricted Stock Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Plan),

any REIT Common Shares are issued to a Person other than a Partnership Employee in consideration for services performed for MGP:

(1) MGP shall issue such number of REIT Common Shares as are to be issued to such Person in accordance with the Equity Plan; and

(2) On the date (such date, the “Vesting Date”) that the Fair Market Value of such shares is includible in the taxable income of such Person, the following events will be deemed to have occurred: (a) MGP shall be deemed to have contributed the Fair Market Value of such REIT Class A Shares to the Partnership as a Capital Contribution, and (b) the Partnership shall issue to MGP on the Vesting Date a number of Common Units equal to the number of newly issued REIT Common Shares divided by the Conversion Factor then in effect.

D. Restricted Stock Granted to Partnership Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Plan), any REIT Common Shares are issued to a Partnership Employee (including any REIT Common Shares that are subject to forfeiture in the event such Partnership Employee terminates his employment by the Partnership or the Partnership Subsidiaries) in consideration for services performed for the Partnership or the Partnership Subsidiaries:

(1) MGP shall issue such number of REIT Common Shares as are to be issued to the Partnership Employee in accordance with the Equity Plan;

(2) on the Vesting Date, the following events will be deemed to have occurred: (a) MGP shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Subsidiary of the Partnership, to such Subsidiary) for a purchase price equal to the Fair Market Value, (b) the Partnership (or such Subsidiary) shall be deemed to have delivered the shares to the Partnership Employee, (c) MGP shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Subsidiary of the Partnership, the Partnership shall be deemed to have contributed such amount to the capital of such Subsidiary; and

(3) the Partnership shall issue to MGP on the Vesting Date a number of Common Units equal to the number of newly issued REIT Common Shares divided by the Conversion Factor then in effect in consideration for the Capital Contribution described in Section 4.4.D(2)(c).

E. Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain MGP or the General Partner from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of MGP, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by MGP or the General Partner, amendments to this Section 4.4 may become necessary or advisable and that any approval or consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners.

F. Issuance of Partnership Common Units. The Partnership is expressly authorized to issue Common Units in accordance with any Stock Plan or Equity Plan pursuant to this Section 4.4 without any further act, approval or vote of any Partner or any other Persons.

Section 4.5	Other Contribution Provisions

In the event that any Partner is admitted to the Partnership (or any existing Partner is issued additional Partnership Interests) and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.6	Capital Accounts

A. The Partnership shall establish and maintain a separate capital account (each, a “Capital Account”) for each Partner, including a Partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which Capital Account shall be:

(1) Credited with the amount of cash contributed by such Partner to the capital of the Partnership; the initial Gross Asset Value (net of Liabilities secured by such Contributed Property that the Partnership assumes or takes subject to) of any Contributed Property contributed by such Partner to the capital of the Partnership; such Partner’s distributive share of Net Income; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Article 6, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i); and

(2) Debited with the amount of cash distributed to such Partner pursuant to the provisions of this Agreement; the Gross Asset Value (net of Liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement; the amount of unsecured Liabilities of such Partner assumed by the Partnership; such Partner’s distributive share of Net Loss; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to Article 6, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i).

B. In the event that any or all of a Partner’s Partnership Units are transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(l), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Units so transferred.

C. In the event that the Gross Asset Values of Partnership assets are adjusted pursuant to the definition of “Gross Asset Value,” the Capital Accounts of the Partners shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its Properties for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

D. Except as required by law, no Limited Partner shall be liable for any deficit in its Capital Account or be obligated to return any distributions of any kind received from the Partnership.

E. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied as provided in the Regulations.

Section 4.7	No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person including, without limitation, any Partner or Assignee, shall have any preemptive, preferential or other similar right with respect to (i) capital contributions or loans to the Partnership or (ii) the issuance or sale of any Partnership Units or other Partnership Interests.

ARTICLE 5

DISTRIBUTIONS

Section 5.1	Requirement and Characterization of Distributions

A. Subject to Article 13, the other provisions of this Article 5 and the rights and preferences of any additional class or series of Partnership Units established pursuant to this Agreement, the General Partner shall cause the Partnership to distribute at such times as are determined by the General Partner all, or such portion as the General Partner may in its sole discretion determine, of the available cash generated by the Partnership to the Partners who are Partners on the applicable record date with respect to such distribution in accordance with their respective Percentage Interests of Limited Partnership Interests on the applicable record date.

B. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the qualification of MGP as a REIT, to cause the Partnership to distribute sufficient amounts, in accordance with this Section 5.1, to enable MGP to pay shareholder dividends or distributions that will (i) satisfy all actions or omissions as may be necessary (including making appropriate distributions from time to time) to permit MGP and, where applicable, each of its respective Subsidiaries to qualify or continue to qualify as a REIT within the meaning of Section 856 et seq. of the Code, as such provisions may be amended from time to time, or the corresponding provisions of succeeding law (“REIT Requirements”) and (ii) avoid any federal income or excise tax Liability of MGP.

Section 5.2	Distributions in Kind

No right is given to any Partner to demand and receive property of the Partnership, except as set forth in Section 8.6. No distribution of any property of the Partnership other than cash shall be made except following the occurrence of a Liquidating Event and in accordance with Article 13.

Section 5.3	Distributions upon Liquidation

Proceeds from a Terminating Capital Transaction shall be distributed to the Partners in accordance with Section 13.2.

ARTICLE 6

ALLOCATIONS

Section 6.1	Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2	General Allocations

Except as otherwise provided in this Article 6, Net Income and Net Loss of the Partnership (and each item thereof) for each Partnership Year shall be allocated to each of the Partners holding the same class of Partnership Interests in accordance with their respective Percentage Interest of such class. If any Partner’s Percentage Interest “varies” during a taxable year within the meaning of Regulations Section 1.706-4(a)(1), then for purposes of making such allocations, a method, convention or additional extraordinary item, each as permitted under Regulations Section 1.706-4, shall be selected by agreement of all the Partners which selection shall be set forth in a dated, written statement maintained with the Partnership’s books and records. A selection shall be considered made by agreement of all the Partners for purposes hereof and within the meaning of Regulations Section 1.706-4(f) if the General Partner provides notice of its intended selection to the Limited Partners within a reasonable amount of time prior to the date on which the Partnership’s tax return for the relevant taxable year is due and a majority of the Limited Partners and each Limited Partner impacted by such election consent to the selection, such consent not to be unreasonably withheld. The General Partner is authorized to modify the allocations in this Section 6.2 and amend such provisions (including the defined terms used therein) in such manner as the General Partner determines is necessary or appropriate to reflect the issuance of additional series or classes of Partnership Interests pursuant to Sections 4.3 or 4.4. Any such modification may be made pursuant to the certificate of designations or similar instrument establishing such new class or series.

Section 6.3	Regulatory Allocations

Notwithstanding the foregoing provisions of this Article 6, the following provisions shall apply:

A. Minimum Gain Chargeback. A Partner shall not receive an allocation of any Partnership deduction that would result in total loss allocations attributable to Nonrecourse Liabilities in excess of such Partner’s share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). If the Partnership makes a distribution allocable to the proceeds of a Nonrecourse Liability, in accordance with Regulations Section 1.704-2(h), the distribution will be treated as allocable to an increase in Partnership Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Nonrecourse Liabilities that exceed the property’s adjusted tax basis. If there is a net decrease in Partnership Minimum Gain for a Partnership Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Year (and, if necessary, for subsequent Partnership Years) equal to the Partners’ respective shares of the net decrease in Minimum Gain within the meaning of Regulations Section 1.704-2(g)(2). The items to be allocated pursuant to this Section 6.3.A shall be determined in accordance with Regulations Section 1.704-2(f) and (j).

B. Partner Nonrecourse Deductions; Partner Minimum Gain Chargeback. Any item of Partner Nonrecourse Deduction with respect to a Partner Nonrecourse Debt shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). If the Partnership makes a distribution allocable to the proceeds of a Partner Nonrecourse Debt, in accordance with Regulations Section 1.704-2(i)(6) the distribution will be treated as allocable to an increase in Partner Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Partner Nonrecourse Debt that exceeds the property’s adjusted tax basis. Subject to Section 6.2, but not withstanding any other provision of this Agreement, in the event that there is a net decrease in Partner Nonrecourse Debt Minimum Gain for a Partnership Year, then after taking into account allocations pursuant to Section 6.2, but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Partnership Year shall be allocated items of income and gain for such Partnership Year (and, if necessary, for subsequent Partnership Years) equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be so allocated pursuant to this Section 6.3.B shall be determined in accordance with Regulations Section 1.704-2(i)(4) and (j).

C. Excess Nonrecourse Liabilities. Pursuant to Regulations Section 1.752-3(a)(3), for the purpose of determining each Partner’s share of excess Nonrecourse Liabilities of the Partnership, and solely for such purpose, each Partner’s interest in Partnership profits shall be determined by any reasonable method chosen by the General Partner.

D. Limitation on Allocation of Net Loss; Qualified Income Offset. No Limited Partner shall be allocated any item of deduction or loss of the Partnership if such allocation would cause such Limited Partner’s Capital Account to become negative by more than the sum of (i) any amount such Limited Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Limited Partner’s share of the Partnership’s Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Limited Partner pursuant to this Section 6.3.D shall be allocated to the General Partner. For this purpose, in determining the Capital Account balance of such Limited Partner, the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) shall be taken into account. In the event that (a) any Limited Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and (b) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the Partnership Year, reasonably are expected to be made to such Limited Partner) in such Limited Partner’s Capital Account as of the end of the Partnership Year to which such adjustment, allocation, or distribution relates, then items of Partnership income and gain (consisting of a pro rata portion of each item of income or gain) for such Partnership Year and each subsequent Partnership Year shall be allocated to such Limited Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 6.3.D and Section 6.3.A and/or B apply, Section 6.3.A and/or B shall be applied prior to this Section 6.3.D.

E. Capital Account Deficits. In the event any Partner has a deficit Capital Account at the end of any Partnership Year which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.3.E shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such amount after all other allocations provided for under this Agreement have been made as if this Section 6.3.E and Section 6.3.D were not in this Agreement.

F. Curative Allocation. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under this Section 6.3 shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not been made. This Section 6.3.F is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, “Regulatory Allocations” shall mean the allocations provided under this Section 6.3 (other than this Section 6.3.F).

Section 6.4	Tax Allocations

A. Allocations Respecting Section 704(c) Revaluations. In accordance with Section 704(b) and 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners on a property by property basis so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Gross Asset Value of such property. If the Gross Asset Value of any Partnership property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gains or losses from taxable sales or other dispositions and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder. Any elections or other decisions relating to allocations under Section 704(c) of the Code (including under Regulations Section 1.704-3, whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method) shall be made by the General Partner.

B. The Net Income, Net Loss, gains, deductions and credits of the Partnership (and all items thereof) for each Partnership Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.

C. Except as provided in Section 6.3.A, for income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction has been allocated pursuant to this Article 6.

ARTICLE 7

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1	Management

A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause, except with the consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions of this Agreement, including, without limitation, Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit MGP (so long as MGP has determined to qualify as a REIT) to avoid the incurrence of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit MGP to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other Liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(4) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of operations of MGP or the Partnership; the lending of funds to other Persons (including MGP, any Subsidiary or any Affiliate); the repayment or guarantee of obligations and the making of capital contributions;

(5) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement;

(6) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(7) the selection, employment, retention and dismissal of employees of the Partnership and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets, and the creation and operation of employee benefit plans, employee programs and employee practices;

(8) the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership, the Partners or any other Person as it deems necessary or appropriate;

(9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided, that as long as MGP has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would be reasonably likely to cause MGP to fail to qualify as a REIT without the consent of MGP;

(10) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settlement of claims and litigation, and the indemnification of any Person against Liabilities and contingencies to the extent permitted by law;

(11) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person;

(12) the entering into of agreements with any Affiliates of the Partnership to render services to the Partnership or any Subsidiary or Affiliate;

(13) subject to the other provisions in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided, that such methods are otherwise consistent with requirements of this Agreement;

(14) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(15) holding, managing, investing and reinvesting cash and other assets of the Partnership;

(16) the collection and receipt of revenues and income of the Partnership;

(17) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(19) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(20) the maintenance of the Partnership’s books and records; and

(21) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the

Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, Liability and other insurance on the properties of the Partnership and (ii) Liability insurance for the Indemnities hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. Except as provided in this Agreement with respect to the qualification of MGP as a REIT, and as may be provided in a separate written agreement between the Partnership and a Limited Partner, in exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by the General Partner. Except as may be provided in a separate written agreement between the Partnership and a Limited Partner, the General Partner and the Partnership shall not have Liability to a Partner under any circumstances as a result of an income tax Liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

Section 7.2	Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited Liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited Liability) in the State of Delaware, any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3	Restrictions on General Partner’s Authority

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

(1) taking any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement;

(3) admitting a Person as a Partner, except as otherwise provided in this Agreement;

(4) performing any act that would subject a Limited Partner to Liability as a general partner in any jurisdiction or any other personal Liability except as provided herein or under the Act without the consent of such Limited Partner; or

(5) entering into any contract, mortgage, loan or other agreement that expressly prohibits or restricts MGP or the Partnership from performing their respective obligations under this Agreement in connection with a Redemption or prohibits or restricts the ability of a Limited Partner to exercise its rights to a Redemption in full, except with the written consent of such Limited Partner; provided, that any agreement that allows for the settlement of a redemption in the form of equity interests shall not be deemed to prohibit or restrict MGP or the Partnership from performing their respective obligations under this Agreement in connection with a Redemption or prohibit or restrict the ability of a Limited Partner to exercise its rights to a Redemption in full.

B. Without the prior Consent of the Limited Partners, neither the General Partner nor the Partnership may engage in, cause or permit at any time:

(1) any voluntary withdrawal of the General Partner as general partner;

(2) any change in any election relating to the tax status of the Partnership or MGP, including, without limitation, the status of MGP as a REIT;

(3) any admission into the Partnership of any Additional or Substitute General Partners, except pursuant to and in accordance with Article 11 or Article 12;

C. Notwithstanding Section 7.3.B, but subject to Section 7.3.D, the General Partner shall have the power to amend this Agreement in any manner deemed necessary or desirable in the sole discretion of the General Partner, including, without limitation, to implement the following purposes:

(1) to reflect the issuance of additional Partnership Interests pursuant to Section 4.3.C or the admission, substitution, termination or withdrawal of Partners in accordance with Articles 11 and 12; and

(2) permit and reflect (a) a conversion of the Partnership and MGP from an “UPREIT” structure to a “DownREIT” structure, or (b) such other transactions as the General Partner may determine are necessary or desirable, including transactions whereby MGP will hold assets outside of the Partnership, which in the case of either (a) or (b) may involve, and the General Partner shall be permitted to make, among other things, modifications to the Conversion Factor.

The General Partner will provide notice to the Limited Partners of any action under this Section 7.3.C.

D. Notwithstanding Section 7.3.B, 7.3.C, and 14.1, this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited Liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2.A(3) or the allocations specified in Article 6 (except as permitted pursuant to Section 4.3 and Section 7.3.C), (iv) materially alter or modify the rights of Redemption or the REIT Shares Amount as set forth in Section 8.6 and related definitions thereof, or (v) except as necessary in accordance with Section 7.3.C(2) above, amend this Section 7.3.D; provided, that if all holders of Partnership Units of the same class or series are adversely affected on a uniform or pro rata basis, this Agreement may be amended with respect to such Partners by the consent of Partners holding in the aggregate Percentage Interests of such class or series that are greater than fifty percent (50%) of the aggregate Percentage Interests of such class or series held by all Partners. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. This Section 7.3D does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected (subject to the provisions of this Section 7.3.D).

Section 7.4	Reimbursement of the General Partner and MGP

A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. The General Partner and MGP shall each be reimbursed on a monthly basis for all expenses each incurs relating to the operation of, or for the benefit of, the Partnership or MGP, as applicable. The Limited Partners acknowledge that the General Partner’s sole business is the ownership of interests in and operation of the Partnership and that such expenses are incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner or MGP as a result of indemnification pursuant to Section 7.7.

C. If and to the extent any reimbursements to the General Partner or MGP pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner or MGP on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5	Outside Activities of the General Partner

A. The General Partner, MGP and any Affiliates of the General Partner or MGP may acquire Limited Partnership Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partnership Interests.

B. Without the Consent of the Limited Partners the General Partner shall not, directly or indirectly, enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner and the management of the business of the Partnership and such activities as are incidental to the same. Without the Consent of the Limited Partners, the General Partner shall not, directly or indirectly, participate in or otherwise acquire (i) any interest in any real or personal property or (ii) any equity securities or other interests (or securities convertible into or exercisable for such equity securities or other interests) of any Person other than the Partnership, except its General Partner Interest and such bank accounts, similar instruments or other short-term investments as each deems necessary to carry out its responsibilities contemplated under this Agreement.

C. In the event MGP exercises its rights under the MGP LLC Agreement to purchase REIT Common Shares (such REIT Common Shares, the “Repurchased REIT Shares”), then the purchase price paid by MGP for such Repurchased REIT Shares and any other expenses incurred by MGP in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to MGP or reimbursed to MGP, subject, to the extent that the Repurchased REIT Shares are REIT Class A Shares, to the condition that the General Partner shall cause the Partnership to redeem a number of Common Units held by MGP equal to the REIT Shares Amount.

Section 7.6	Contracts with Affiliates

A. The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established on the Partnership’s behalf in the sole and absolute discretion of the General Partner. Any Person that has an equity investment in the Partnership may lend or contribute to the Partnership, and the Partnership may borrow funds from such Person, on terms and conditions established on the Partnership’s behalf in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. Except as provided in Section 7.5.B and subject to Section 7.3.B, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and determined by the General Partner and subject to such conditions as are consistent with this Agreement and applicable law.

C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner or any of the Partnership’s Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to MGP Common Units corresponding to REIT Class A Shares issued by MGP pursuant to any Stock Plan or any similar or successor plan and to repurchase such Common Units from MGP to the extent necessary to permit MGP to repurchase such REIT Class A Shares in accordance with such plan.

D. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7	Indemnification

A. To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, Liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Partnership; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful.

B. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7.A for appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of such Indemnitee.

D. The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any Liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such Liability under the provisions of this Agreement.

E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested that an Indemnitee serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” as such term is used in Section 7.7.A; and any action taken or omitted by such Indemnitee with respect to any employee benefit plan in the performance of such Indemnitee’s duties for a purpose reasonably believed by such Indemnitee to be in the best interest of the participants and beneficiaries of such plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

F. In no event may an Indemnitee subject the Limited Partners to personal Liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 solely because such Indemnitee had an interest in the transaction with respect to which such indemnification applies.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons. No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. If and to the extent any reimbursements to the General Partner or MGP pursuant to this Section 7.7 constitute gross income of the General Partner or MGP (as opposed to the repayment of advances made by the General Partner or MGP on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

J. This Section 7.7 is intended solely to define the parties’ rights and obligations concerning indemnification, and this Section 7.7 is not intended to impose any new or different obligations or standards of conduct on any Indemnitee.

Section 7.8	Liability of Indemnitees

A. Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, any Partner, any Group Members, any other Persons who acquire an interest in a Partnership Unit or any other Person who is bound by this Agreement for losses sustained or Liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal. The Partners, any other Person who acquires an interest in a Partnership Unit and any other Person who is bound by this Agreement, each on their own behalf and on behalf of the Partnership, waives any and all rights to claim punitive damages or damages based upon the federal or state income taxes paid or payable by any such Partner or other Person.

B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and MGP’s shareholders collectively, that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s shareholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to shareholders) in deciding whether to cause the Partnership to take (or decline to take) any actions and that the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, Liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions so long as the General Partner acted in good faith. A determination, other action or failure to act by the General Partner will be deemed to be in good faith unless the applicable party believed such determination, other action or failure to act was adverse to the interests of the Partnership. In any proceeding brought by the Partnership, any Partner, any Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement challenging such action, determination or failure to act, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith.

C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

D. To the extent that, at law or in equity, an Indemnitee has duties and Liabilities relating thereto to the Partnership, any Partner, any other Group Members, any other Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement, any Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Partnership, any Partner, any Group Member, any other Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement for its reliance on the provisions of this Agreement.

E. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

F. This Section 7.8 is intended merely to exculpate Indemnitees from Liability, and is not intended to impose any new or different duties or obligations on any Indemnitee.

Section 7.9	Modification of Duties

Except as expressly set forth in this Agreement, to the fullest extent permitted by law, no Indemnitee shall have any duties or Liabilities, including any fiduciary duties, to the Partnership, any Partner, any other Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify or eliminate the duties and Liabilities, including fiduciary duties, of an Indemnitee otherwise existing at law or in equity, are expressly agreed and approved by the General Partner and the Partners, any other Group Member, any other Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement to replace such other duties and Liabilities of an Indemnitee.

Section 7.10	Other Matters Concerning the General Partner

A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provisions of this Agreement or any nonmandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of MGP to continue to qualify as a REIT or (ii) to avoid MGP incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.11	Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.12	Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1	Limitation of Liability

The Limited Partners shall have no Liability under this Agreement (other than for breach thereof) except as expressly provided in this Agreement or under the Act.

Section 8.2	Management of Business

No Limited Partner or Assignee shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the Liability of the Limited Partners or Assignees under this Agreement.

Section 8.3	Outside Activities of Unrestricted Persons

A. Each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Partnership, any Partner, any Group Member or any other Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement. None of any Group Member, any Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Unrestricted Person.

B. Notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Unrestricted Person in accordance with the provisions of this Section 8.3 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach by any Unrestricted Person of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to the Partnership, any Partner, any Group Member or any other Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement for any Unrestricted Person to engage in any business interests or activities in preference to or to the exclusion of the Partnership, any Partner or any other Group Member and (iii) the Unrestricted Persons shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, to present business opportunities to the Partnership or any other Group Member. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person. No Unrestricted Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Unrestricted Person shall not be liable to the Partnership, any Partner or any other Person who acquires an interest in a Partnership Unit or any other Person who is bound by this Agreement for breach of this Agreement or any duty otherwise existing at law, in equity or otherwise or obligation of any type whatsoever, by reason of the fact that such Unrestricted Person pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.

Section 8.4	Return of Capital

No Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein and with respect to the rights of Redemption set forth in Section 8.6. No Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits, except as otherwise expressly provided in this Agreement.

Section 8.5	Rights of Limited Partners Relating to the Partnership

A. In addition to the other rights specifically set forth in this Agreement, except as limited by Section 8.5.C, and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the General Partner, each Partner is entitled to all information to which a partner in a Delaware limited partnership is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

B. The Partnership shall notify each Limited Partner in writing of any adjustment made in the Conversion Factor or the calculation of the REIT Shares Amount within ten (10) Business Days of the date such change becomes effective.

C. Notwithstanding any other provision of this Agreement, the General Partner or MGP may keep confidential from the Limited Partners, for such period of time as the General Partner of MGP reasonably determines, (i) any information that the General Partner or MGP reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner or MGP believes (a) is not in the best interests of the Partnership, (b) could damage the Partnership or its business or (c) the Partnership, the General Partner or MGP is required by law or by agreements with any third party to keep confidential (other than agreements with Affiliates of the General Partner the primary purpose of which is to circumvent the obligations set forth in this Section 8.5).

D. Representatives of the General Partner shall meet with representatives of the Limited Partners quarterly, or more frequently upon the request of any holder of Partnership Units whose Percentage Interest equals or exceeds thirty percent (30%), in order to discuss matters that Limited Partners may reasonably request, including, without limitation, the management, operations and strategy of the Partnership.

Section 8.6	Redemption Rights

A. Subject to Sections 8.6.D and 8.6.H, commencing on the date that is the first anniversary of the first day of the first full calendar month after a Limited Partner’s acquisition of Common Units, any such Limited Partner shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Common Units held by such Limited Partner (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (calculated as of the Specified Redemption Date) (a “Redemption”); provided, that no Partnership Units other than Common Units are entitled to a right of Redemption under this Agreement unless the terms of such Partnership Units so provide. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). The Cash Amount shall be delivered as a certified check payable, or wire transfer of immediately available funds, to the Tendering Partner within ten (10) days of the Specified Redemption Date.

B. Notwithstanding Section 8.6.A, if a Limited Partner has delivered to the General Partner a Notice of Redemption, then the General Partner shall deliver a copy of the Notice of Redemption to MGP, and the conflicts committee of the board of directors of MGP may, in its sole and absolute discretion on behalf of MGP (subject to Section 8.6.D), determine to cause MGP to elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (calculated as of the Specified Redemption Date) and, if MGP so elects, the Tendering Partner shall sell the Tendered Units to MGP in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units for cash. MGP shall give the Tendering Partner written notice of its election (the “REIT Shares Election”) on or before the close of business on the fifth (5th) Business Day after its receipt of the Notice of Redemption, and the Tendering Partner may elect to withdraw its redemption request at any time before the close of business on the fifth (5th) Business Day after the Tendering Partner receives the REIT Shares Election.

C. The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Class A Shares, free of any pledge, lien, encumbrance or restriction, other than those provided in the MGP LLC Agreement, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Class A Shares entered into by the Tendering Partner.

D. Notwithstanding anything to the contrary in any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption to the extent the ownership or right to acquire REIT Class A Shares pursuant to such exchange by such Partner on the Specified Redemption Date would cause such Partner or any other Person to violate the restrictions on ownership and transfer of REIT Common Shares set forth in the MGP LLC Agreement and (ii) shall have no rights under this Agreement to acquire REIT Common Shares which would otherwise be prohibited under the MGP LLC Agreement. To the extent any attempted Redemption or other exchange for REIT Common Shares would be in violation of this Section 8.6.D, it shall be null and void ab initio and such Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Common Shares otherwise issuable upon such exchange.

E. Notwithstanding anything to the contrary in this Agreement (but subject to Section 8.6.D), with respect to any Redemption or other exchange for REIT Class A Shares pursuant to this Section 8.6:

(1) Without the consent of the General Partner, a Limited Partner may effect the Redemption right only one time in each fiscal quarter.

(2) Without the consent of the General Partner, a Limited Partner may not effect the Redemption for less than 1,000 Common Units or, if such Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Limited Partner.

(3) Without the consent of the General Partner, no Limited Partner may effect a Redemption during the period after the Partnership Record Date with respect to a distribution by the Partnership and before the record date established by MGP for a distribution to its shareholders of some or all of its portion of such distribution by the Partnership, provided, that the distribution by MGP occurs within 30 Business Days of the distribution by the Partnership.

(4) The consummation of any Redemption or other exchange for REIT Class A Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(5) Each Tendering Partner shall continue to own all Common Units subject to any Redemption or other exchange for REIT Class A Shares, and be treated as a Limited Partner with respect to such Common Units for all purposes of this Agreement, until such Tendering Partner is deemed the owner of such REIT Class A Shares for all purposes, including, without limitation, rights to vote or consent, and receive dividends or distributions, under the terms of this Agreement.

F. MGP shall take all actions necessary to effect any registration of REIT Class A Shares under the Securities Act, the Exchange Act and the securities or “blue sky” laws of any state or other jurisdiction, and appropriate actions ancillary thereto, as may be required in connection with any Redemption or other exchange for REIT Class A Shares as promptly as practicable.

G. Stock Offering Funding Option.

(1) (a) Notwithstanding Sections 8.6.A or 8.6.B (but subject to Section 8.6.D), if (i) a Limited Partner has delivered to the General Partner a Notice of Redemption with respect to a number of Excess Units that, together with any other Tendered Units that such Limited Partner agrees to treat as Excess Units (collectively, the “Offering Units”), exceeds $5,000,000 gross value, based on a Common Unit price equal to the Fair Market Value of a REIT Class A Share and (ii) MGP is eligible to file a registration statement under Form S-3 (or any successor form similar thereto), then either: (I) the conflicts committee of the board of directors of MGP may elect to cause MGP to cause the Partnership to redeem the Offering Units with the proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Stock Offering Funding”) of a number of REIT Class A Shares (“Offered Shares”) equal to the REIT Shares Amount with respect to the Offering Units pursuant to the terms of this Section 8.6.G; (II) the Partnership shall pay the Cash Amount with respect to the Excess Units pursuant to the terms of Section 8.6.A; or (III) the conflicts committee of the board of directors of MGP may determine to cause MGP to acquire the Excess Units in exchange for the REIT Shares Amount pursuant to the terms of Section 8.6.B, but only if the Tendering Partner provides the General Partner with any representations or undertakings which MGP has determined, in its sole and absolute discretion, are sufficient to prevent a violation of the MGP LLC Agreement. MGP must provide notice of its exercise of the election described in clause (I) above to purchase the Tendered Units through a Stock Offering Funding on or before the fifth (5th) Business Day following its receipt of a Notice of Redemption.

(b) If MGP elects a Stock Offering Funding with respect to a Notice of Redemption, MGP may give notice (a “Single Funding Notice”) of such election to all Limited Partners and require that all Limited Partners elect whether or not to effect a Redemption to be funded through such Stock Offering Funding. If a Limited Partner elects to effect such a Redemption, it shall give notice thereof and of the number of Common Units to be made subject thereto in writing to the General Partner within five (5) Business Days after receipt of the Single Funding Notice, and such Limited Partner shall be treated as a Tendering Partner for all purposes of this Section 8.6.G.

(2) If the conflicts committee of the board of directors of MGP causes MGP to elect a Stock Offering Funding, on the Specified Redemption Date, the Partnership shall redeem each Offering Unit that is still a Tendered Unit on such date for cash in immediately available funds in an amount equal to the net proceeds per Offered Share received by MGP from the Stock Offering Funding, determined after deduction of underwriting discounts and commissions but no other expenses of MGP or any other Limited Partner related thereto, including, without limitation, legal and accounting fees and expenses, SEC registration fees, state “blue sky” and securities laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses.

(3) If the conflicts committee of the board of directors of MGP causes MGP to elect a Stock Offering Funding, the following additional terms and conditions shall apply:

(a) As soon as practicable after the conflicts committee of the board of directors of MGP causes MGP to elect to effect a Stock Offering Funding, MGP shall use its reasonable efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable “blue sky” or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that if MGP shall deliver a certificate to the Tendering Partner stating that MGP’s Board of Directors has determined in its good faith judgment that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on MGP, then MGP may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (i) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (ii) an aggregate period of ninety (90) days in connection with any Stock Offering Funding.

(b) MGP shall advise each Tendering Partner, regularly and promptly upon any request, of the status of the Stock Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the SEC and other governmental bodies, the expenses related to the Stock Offering Funding as they are being incurred, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses relating to the Stock Offering Funding and the compliance by MGP with its obligations with respect thereto. MGP will have reasonable procedures whereby the Tendering Partner with the largest number of Offered Units may represent all the Tendering Partners in connection with the Stock Offering Funding (the “Lead Tendering Partner”) by allowing it to participate in meetings with the underwriters of the Stock Offering Funding. In addition, MGP and each Tendering Partner may, but shall be under no obligation to, enter into understandings in writing whereby the Tendering Partner will agree in advance as to the acceptability of an amount of net proceeds to be received for the Offered Shares. Furthermore, MGP shall establish pricing notification procedures with each such Tendering Partner, such that the Tendering Partner will have the maximum opportunity practicable to determine whether to withdraw from the Redemption pursuant to Section 8.6.G(3)(c) below.

(c) MGP will permit the Lead Tendering Party to participate in the pricing discussions for the Stock Offering Funding and, upon notification of the price per REIT Common Share in the Stock Offering Funding from the managing underwriter(s), in the case of a registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by MGP in order to sell the Offered Shares, shall immediately use its reasonable efforts to notify each Tendering Partner of the price per REIT Class A Share in the Stock Offering Funding and resulting net proceeds (determined in accordance with Section 8.6.G(2)). Each Tendering Partner shall have one hour from the receipt of such written notice (as such time may be extended by MGP) to elect to withdraw its Redemption, and Common Units with a REIT Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the Redemption; provided, however, that MGP shall keep each of the Tendering Partners reasonably informed as to the likely timing of delivery of its notice. If a Tendering Partner, within such time period, does not notify MGP of such Tendering Partner’s election to withdraw, then such Tendering Partner shall, except as otherwise provided in an agreement between MGP and such Tendering Partner, be deemed not to have withdrawn from the Redemption, without liability to MGP. To the extent that MGP is unable to notify any Tendering Partner, such non-notified Tendering Partner shall, except as otherwise provided in any agreement between MGP and such Tendering Partner, be deemed not to have elected to withdraw its Redemption. Each Tendering Partner whose Redemption is being funded through the Stock Offering Funding who does not withdraw shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities laws, to submit for Redemption additional Common Units in a number no greater than the number of Common Units withdrawn. If more than one Tendering Partner so elects to redeem additional Common Units, then such Common Units shall be redeemed on a pro rata basis, based on the number of additional Common Units sought to be so redeemed.

(d) MGP shall take all reasonable actions in order to effectuate the sale of the Offered Shares including, but not limited to, the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises MGP in writing that marketing factors require a limitation of the number of shares to be offered, then MGP shall so advise all Tendering Partners and the number of Common Units to be sold to MGP pursuant to the Redemption shall be allocated among all Tendering Partners in proportion, as nearly as practicable, to the respective number of Common Units as to which each Tendering Partner elected to effect a Redemption. Notwithstanding anything to the contrary in this Agreement, if MGP is also offering to sell shares for purposes other than to fund the redemption of Offering Units and to pay related expenses, then those other shares may, in MGP’s sole discretion, be given priority over any shares to be sold in the Stock Offering Funding, and any shares to be sold in the Stock Offering Funding shall be removed from the offering prior to removing shares the proceeds of which would be used for other purposes of MGP. No Offered Shares excluded from the underwriting by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

H. Pursuant to that certain Master Lease dated as of the date hereof (the “Master Lease”) by and between MGM Lessee, LLC, a Delaware limited liability company (“Tenant”), and MGP Lessor, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Partnership (“Landlord”), Landlord is obligated upon the occurrence of a Deconsolidation Event (as defined in the Master Lease) to make a payment to Tenant or Tenant’s designee in an amount equal to the Deconsolidation Growth Capital Improvement Purchase Price (as defined in the Master Lease). The Partners agree that the General Partner will cause the Landlord to make such payment, or, if elected in the sole discretion of the General Partner, the General Partner will issue to Tenant, or Tenant’s designee, Common Units with an aggregate Fair Market Value equal to the Deconsolidation Growth Capital Improvement Purchase Price. Any such Common Units issued pursuant to this Section 8.6.H shall be freely redeemable in accordance with the terms of this Section 8.6 except that Tenant or Tenant’s designee, as applicable, may require the Partnership to redeem such Common Units immediately following the issuance thereof, or at any time thereafter, without regard to the minimum twelve (12) month ownership limitation set forth in Section 8.6.A. Tenant or Tenant’s designee, as applicable, contemporaneously with the issuance of Common Units pursuant to this Section 8.6.H shall become a party to, and have all rights under, that certain Registration Rights Agreement, dated as of the date hereof, by and among MGP, the Partnership and certain other parties thereto.

ARTICLE 9

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1	Records and Accounting

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including,

without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2	Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3	Reports

The Partnership shall further cause to be prepared and transmitted to MGP such other reports and/or information as are necessary for MGP to determine and maintain its qualification as a REIT under the REIT Requirements, its earnings and profits derived from the Partnership, its Liability for a tax as a consequence of its Partnership Interest and distributive share of taxable income or loss and items thereof, in each case in a manner that will permit MGP to comply with its respective obligations to file federal, state and local tax returns and information returns and to provide its shareholders with tax information.

ARTICLE 10

TAX MATTERS

Section 10.1	Preparation of Tax Returns

A. Except as otherwise provided in this Agreement, the General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of income and expense, including, but not limited to, valuation of assets, the methods of Depreciation and cost recovery, credits and tax accounting methods and procedures, and all tax elections.

B. The Partnership shall timely cause to be prepared and transmitted to the Partners, federal and appropriate state and local Partnership Income Tax Schedules “K-1” or any substitute therefor, with respect to each Partnership Year on appropriate forms prescribed. The Partnership shall make reasonable efforts to prepare and submit such forms before the due date for filing federal income tax returns for the fiscal year in question (determined without extensions), and shall in any event prepare and submit such forms on or before July 15 of the year following the fiscal year in question.

Section 10.2	Tax Matters Representative

A. The General Partner (or its designee) shall be the “tax matters partner” or “partnership representative” of the Partnership within the meaning of the Code, and shall have any similar role under applicable state, local or foreign tax law (in such roles, the “Tax Matters Representative”). As Tax Matters Representative, the General Partner (or its designee) shall have the right and obligation to take all actions authorized and required, respectively, by the Code and applicable state, local and foreign tax law. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS, and all out-of-pocket expenses and fees incurred by the General Partner (or its designee) on behalf of the Partnership as Tax Matters Representative shall constitute Partnership expenses. In the event the Tax Matters Representative receives notice of a final Partnership adjustment under the Code, the Tax Matters Representative shall either (i) file a court petition for judicial review of such final adjustment in the manner and within the period provided under the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

B. Except as otherwise provided in this Agreement, all elections and determinations required or permitted to be made by the Partnership under the Code or any applicable state, local or foreign tax law shall be made by the General Partner in its sole and absolute discretion.

C. The General Partner shall attempt to allocate the portion of (or any diminution in distributable proceeds resulting from) any taxes, penalties or interest imposed on the Partnership pursuant to the Partnership Tax Audit Rules to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise) where such allocations can be achieved without unwarranted expense and effort (as measured in relation to the aggregate amount in question) as determined by the General Partner in its discretion, provided that under no circumstances shall the General Partner be liable for any such amounts.

D. In the event that the General Partner shall be removed or replaced pursuant to any provision of this Agreement, the successor to the General Partner shall assume the rights and obligations of this Section 10.2.

Section 10.3	Withholding

Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445 or 1446 of the Code and any amounts allocable to such Partner under Section 10.2.C. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be due within fifteen (15) days after repayment is demanded of the Partner in question, and shall be repaid through withholding of subsequent distributions to such Partner. Nothing in this Section 10.3 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make payments on account of any Liability of the Partnership under a withholding tax act. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus two (2) percentage points (but not higher than the maximum lawful rate), such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. To the extent the payment or accrual of withholding tax results in a federal, state or local tax credit to the Partnership, such credit shall be allocated to the Partner to whose distribution the tax is attributable.

Section 10.4	State and Local Tax Sharing

In the event that MGM or any of its Subsidiaries files (or is required to file) an affiliated, combined, consolidated or unitary group tax return under state or local tax law (a “Consolidated State Tax Return”) with the Partnership or MGP, the Partnership or MGP shall pay to MGM or the relevant Subsidiary of MGM an amount equal to the product of (i) the statutory rate imposed by the relevant state or locality for the tax covered by the applicable Consolidated State Tax Return and (ii) the amount of positive Separate Return Taxable Income for the Partnership or MGP (as applicable) with respect to such Consolidated State Tax Return; provided, that the Partnership or MGP (as applicable) shall not pay a greater amount of taxes than would have been payable by the Partnership or MGP (as applicable) on a standalone basis (calculated by assuming that the apportionment formula for the relevant Consolidated State Tax Return applies for purposes of determining such amount); provided, further, that MGM and its Subsidiaries shall use commercially reasonable efforts to not file a Consolidated State Tax Return with the Partnership or MGP if such action (x) will result in less taxes payable in the aggregate by MGM, Subsidiaries of MGM, and the Partnership or MGP (as applicable) and (y) will not limit the ability of MGM or any of its Subsidiaries to file a Consolidated State Tax Return with any Subsidiary of MGM. Unless otherwise agreed in writing, the Partnership or MGP shall pay such amount within thirty (30) days of being notified of the amount due by MGM. The notice by MGM requesting such payment shall be accompanied by the calculations and other information used to determine the Partnership’s or MGP’s obligations hereunder. The parties shall discuss in good faith any objections with respect to such calculations raised by the Partnership or MGP. In the event that the parties are unable to agree with respect to such calculations, then any disputed issues shall be submitted to an independent accounting firm for resolution. The costs of the independent accounting firm shall be shared equally by MGM and the Partnership or MGP (as applicable). If, as a result of any audit, amendment, other change or adjustment (a “Tax Adjustment”) to the state or local taxes of an affiliated, combined, consolidated or unitary group that includes MGM or any of its Subsidiaries, there is an additional amount of such state or local taxes due and payable or a refund of such state or local taxes previously paid, the obligations of the Partnership or MGP (as applicable) shall be redetermined pursuant to the provisions of this Section 10.4, as if the adjustments made as a result of such Tax Adjustment were included as part of the originally filed tax return, and any payments made under this Section 10.4 shall be adjusted or reimbursed. The parties shall cooperate fully at such time and to the extent reasonably requested by the other party in connection with the preparation and filing of any Consolidated State Tax Return or the conduct of any pending or threatened audit, dispute, suit, action, proposed assessment or other proceeding concerning any matter contemplated under this Section 10.4. For purposes of this Section 10.4, “Separate Return Taxable Income” means, with respect to each taxable period or portion thereof and each state or locality for which the allocation is being computed, the amount of income calculated by multiplying the tax base of the Partnership or MGP (as applicable) for that state or locality by the apportionment formula for the relevant Consolidated State Tax Return, and taking into consideration nonapportionable items of income for the Partnership or MGP (as applicable). It is the intention of the parties that, in each jurisdiction in which MGM or any of its Subsidiaries files (or is required to file) a Consolidated State Tax Return with the Partnership or MGP, the Partnership or MGP (as applicable) shall be responsible for an amount of taxes that would have been payable by the Partnership or MGP (as applicable) on a standalone basis (calculated by assuming that the apportionment formula for the relevant Consolidated State Tax Return applied for purposes of determining such amount), and the parties agree to amend this provision, if necessary, after the date hereof in order to effectuate such intent.

ARTICLE 11

TRANSFERS AND WITHDRAWALS

Section 11.1	Transfer

No Partnership Interest and no portion of any Partnership Interest (or the proceeds thereof) and no rights, benefits or obligations of any Partner hereunder may be sold, transferred, pledged, encumbered or otherwise disposed of, whether by way of agreement or otherwise, directly or indirectly, or by transfer or assignment of interests in any Person (other than a publicly traded Person) (including, without limitation, by exit from the Partnership of a transferring Partner and entry by a new Partner to the Partnership or by means of any swap, derivative or similar transaction) (the foregoing being collectively, a “Transfer”), without the prior written consent of the General Partner, except in connection with a Permitted Transfer. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio. For the avoidance of doubt, the foregoing shall not in any way restrict the transfer of REIT Shares.

Section 11.2	Substituted Limited Partners

A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his, her or its place (including any transferee which may be approved by the General Partner pursuant to Section 11.1). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.2 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner. For the avoidance of doubt, a Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place, without the consent of the General Partner, so long as the transferee is MGM or a controlled Affiliate of MGM.

B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and Liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including, without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required or advisable to effect the admission, in the sole and absolute discretion of the General Partner).

C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.3	Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.2, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to Transfer the Partnership Units provided in this Article 11, and the rights of Redemption provided in Section 8.6, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent right remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.4	General Provisions

A. No Limited Partner may withdraw from the Partnership other than (i) as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 and the transferee(s) of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or (ii) pursuant to the exercise of its rights of Redemption of all of its Common Units under Section 8.6.

B. Any Limited Partner who shall Transfer all of such Limited Partner’s Partnership Units in a Transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6 shall cease to be a Limited Partner.

C. If any Partnership Interest is Transferred during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or exchanged or redeemed pursuant to Section 8.6 on any day other than the first day of a Partnership Year, then all distributions of available cash with respect to which the Partnership Record Date is before the date of such Transfer shall be made to the transferor Partner, and all distributions of available cash thereafter, in the case of a Transfer other than a redemption, shall be made to the transferee Partner.

D. In addition to any other restrictions on Transfer herein contained, including, without limitation the provisions of this Article 11 and Section 2.6, in no event may any Transfer of a Partnership Interest by any Partner (including by way of a Redemption) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (v) if such Transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (vi) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; or (vii) if such Transfer subjects the Partnership to be regulated under ERISA, the Investment Company Act of 1940 or the Investment Advisors Act of 1940, each as amended.

E. The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Partnership Units by the Partnership or the General Partner) to determine (i) if such interests could be treated as being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether such transfers of interests could result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership” within the meaning of Code Section 7704, or any recognition by the Partnership of such transfers, or to ensure that one or more of the Safe Harbors is met.

Section 11.5	REIT Termination Transaction

A. MGP may engage in any merger (including a triangular merger), consolidation or other combination with or into another Person, sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding REIT Common Shares (collectively, a “Termination Transaction”) without any consent or approval by the Limited Partners.

B. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including MGP) of any action taken (or not taken) by any of them. The General Partner shall not have Liability to any Partner for monetary damages or otherwise for losses sustained, Liabilities incurred or benefits not derived by such Partner in connection with such decisions.

ARTICLE 12

ADMISSION OF PARTNERS

Section 12.1	Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.1 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such Transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.

Section 12.2	Admission of Additional Limited Partners

A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon (i) execution of a joinder to this Agreement evidencing such Additional Limited Partner’s acceptance of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) furnishing to the General Partner such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the sole and absolute discretion of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission. All distributions of available cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an Assignee) and, except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of available cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

Section 12.3	Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

ARTICLE 13

DISSOLUTION AND LIQUIDATION

Section 13.1	Dissolution

Subject to Section 13.1.A, the Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1.A) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (“Liquidating Events”):

A. an event of withdrawal of the General Partner, as defined in the Act, unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;

B. an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

C. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

D. the sale, in accordance with this Agreement of all of the assets and properties of the Partnership for cash or marketable securities;

E. the Incapacity of the General Partner, unless a Majority in Interest of the Limited Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner; or

F. the Redemption or other exchange for REIT Class A Shares of all Partnership Units (other than those of the General Partner) pursuant to this Agreement, unless waived by the General Partner.

Section 13.2	Winding Up

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners, and no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s Liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by MGP, include REIT Shares) shall be applied and distributed in the following order:

(1) First, to the payment and discharge of all of the Partnership’s debts and Liabilities to creditors other than the General Partner;

(2) Second, to the payment and discharge of all of the Partnership’s debts and Liabilities to the General Partner; and

(3) The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Partnership’s taxable year during which the liquidation occurs.

If, upon dissolution and termination of the Partnership, the Capital Account of any Partner (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs) is less than zero, then such Partner shall have no obligation to restore the negative balance in its Capital Account, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the General Partner or the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the General Partner or the Liquidator may, in its sole and absolute discretion, defer (including by establishing reserves and/or distributing into escrow) for a reasonable time the liquidation of any assets except those necessary to satisfy Liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the General Partner or the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the General Partner or the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the General Partner or the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The General Partner or the Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3	Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of such Limited Partner’s Capital

Contribution and shall have no right or power to demand or receive property from the General Partner. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions or allocations.

Section 13.4	Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner or the Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.5	Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.6	Reasonable Time for Winding Up

A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.7	Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

Section 13.8	Liability of Liquidator

Any Liquidator shall be indemnified and held harmless by the Partnership in the same manner and to the same degree as an Indemnitee may be indemnified pursuant to Section 7.7.

ARTICLE 14

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1	Amendments

A. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

B. Amendments to this Agreement may be effectuated pursuant to Section 7.3.C and 7.3.D. Any amendment to this Agreement shall be deemed effective when made by the General Partner.

Section 14.2	Action by the Partners

A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding thirty percent (30%) or more of the Partnership Interests held by Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedures prescribed in this Article 14.

B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the Partners holding the Percentage Interests as are expressly required by this Agreement for the action in question. Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such Consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. A proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

ARTICLE 15

GENERAL PROVISIONS

Section 15.1	Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, nationally recognized overnight delivery service, or electronic mail to the Partner or Assignee at the address set forth on Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2	Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3	Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4	Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5	Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6	Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership in its capacity as such or other third party having dealings with the Partnership.

Section 15.7	Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8	Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9	Applicable Law; Waiver of Jury Trial

A. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

B. Each Partner hereby stipulates that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety in, and consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any federal court located within the State of Delaware), and each party hereto consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of its present or future domiciles, or by any other reason, for any such dispute or disagreement. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 15.10	Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11	Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.12	No Rights as Shareholders

Nothing contained in this Agreement shall be construed as conferring upon the holders of Partnership Units any rights whatsoever as holders of REIT Common Shares or otherwise as shareholders of MGP, including, without limitation, any right to receive dividends or other distributions made to shareholders of MGP or to vote or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of trustees of MGP or any other matter.

Section 15.13	Sole Discretion

Unless otherwise expressly provided in this Agreement, any action, consent or approval or any decision or election of the General Partner may be granted or withheld or made, taken or not taken, in the General Partner’s sole and absolute discretion.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

[●]

By:
Name:
Title:

LIMITED PARTNERS:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[SIGNATURE PAGE TO A&R AGREEMENT OF LIMITED PARTNERSHIP]

Joinder of Additional Limited Partner

The undersigned hereby agrees to become a party to the Amended and Restated Agreement of Limited Partnership Agreement of MGM Growth Properties Operating Partnership LP (the “Limited Partnership Agreement”) as a Limited Partner. The undersigned is hereby fully bound by, and subject to, all of the covenants, terms, conditions and obligations of the Limited Partnership Agreement applicable to Limited Partners, and entitled to all the rights incidental thereto, with the same force and effect as though the undersigned had executed the Limited Partnership Agreement as a signatory party thereto.

ADDITIONAL LIMITED PARTNERS:

[ ]

By:
Name:
Title:

Date:

EXHIBIT A

PARTNERS, CONTRIBUTIONS AND PARTNERSHIP INTERESTS

Name and Address of Partner	Cash Contributions	Agreed Value of Contributed Property (*)		Total Contributions		Partnership Units	Percentage Interest

COMMON UNITS

General Partner

MGM Growth Properties OP GP LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119			--	$

Limited Partners

MGM Growth Properties LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
MGM Grand Detroit, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
Mandalay Corp. 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
Ramparts, Inc. 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
New Castle Corp. 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
MGM Resorts Mississippi, Inc. 875 Beach Boulevard Biloxi, MS 39530		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
Victoria Partners 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
Park District Holdings, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
The Mirage Casino-Hotel, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
New York-New York Hotel & Casino, LLC 3950 Las Vegas Boulevard South Las Vegas, NV 89119		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX
Beau Rivage Resorts, LLC 875 Beach Boulevard Biloxi, MS 39530		$	XXXXXX	$	XXXXXX	XXXXXX	.XXX

* Net of Debt (if any)

A-1

EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby (i) transfers                                    Common Units of MGM Growth Properties Operating Partnership LP in accordance with the terms of the Amended and Restated Limited Partnership Agreement of MGM Growth Properties Operating Partnership LP and the rights of Redemption and/or exchange, as applicable, referred to therein, (ii) surrenders such Common Units and all right, title and interest therein and (iii) directs that the cash or REIT Class A Shares deliverable upon Redemption or exchange be delivered to the address specified below, and if applicable, that such REIT Class A Shares be registered or placed in the name(s) and address(es) specified below.

Underwriter Redemption:           Yes              No

Dated:

             Name of Limited Partner

             or Underwriter:

(Signature of Limited Partner or Underwriter)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Deliver cash or issue REIT Class A Shares to:
Please insert social security or identifying number:
Name:

B-1

EXHIBIT C

FORM OF PARTNERSHIP UNIT CERTIFICATE

CERTIFICATE FOR PARTNERSHIP UNITS OF

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

No.	COMMON UNITS

MGM Growth Properties OP GP LLC, as the General Partner of MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                                      is a Limited Partner of the Partnership whose Partnership Interests therein, as set forth in the Amended and Restated Agreement of Limited Partnership of MGM Growth Properties Operating Partnership LP (the “Partnership Agreement”), under which the Partnership is existing (copies of which are on file at the Partnership’s principal office at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89109, represent                            units of limited partnership interest in the Partnership.

THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE PARTNERSHIP AGREEMENT AS OF                           ,          AS IT MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE PARTNERSHIP). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE COMMON UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF THE PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER.

DATED:                                        ,         .

MGM Growth Properties OP GP LLC, General Partner of MGM Growth Properties Operating Partnership LP
ATTEST:

By:	By:

C-1